                                   EXHIBIT 21


WHOLLY-OWNED UNITED STATES                                    STATE OF
SUBSIDIARIES OF THE COMPANY                                   INCORPORATION
---------------------------                                   -------------
Industrial Systems Associates, Inc.                           Pennsylvania

         Strategic Distribution Canada
            Holdings, Inc.
             (wholly-owned subsidiary of
              Industrial Systems Associates, Inc.)            Delaware

INTERMAT, INC.                                                Delaware

American Technical Services Group, Inc.                       Delaware

         National Technical Services Group, Inc.
            (wholly-owned subsidiary of
             American Technical Services
              Group, Inc.)                                    Delaware


Strategic Supply, Inc.                                        Delaware

         Coulson Technologies, Inc.                           Delaware
            (wholly-owned subsidiary of
             Strategic Supply, Inc.)

         FastenMaster Corporation, Inc.                       Delaware
            (wholly-owned subsidiary of
             Strategic Supply, Inc.)


WHOLLY-OWNED FOREIGN SUBSIDIARIES                             COUNTRY
---------------------------------                             -------

         Strategic Distribution Services De
           Mexico, S. A. De C. V.                             Mexico
              (subsidiary of the Company)

         Strategic Distribution Marketing De
           Mexico, S. A. De C. V.                             Mexico
              (subsidiary of the Company)

         Strategic Distribution (Canada) Company
               (subsidiary of Strategic Distribution
                          Canada Holdings, Inc.)              Canada

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